Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2018 Incentive Award Plan and 2018 Employee Stock Purchase Plan of Unity Biotechnology, Inc. of our report dated March 15, 2022, with respect to the financial statements of Unity Biotechnology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

March 15, 2022